                                                               EXHIBIT 99(A)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                         MDL INFORMATION SYSTEMS, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $.01 per share (the "Shares"), of MDL Information Systems, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Chemical Bank, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in
Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:

                                CITIBANK, N.A.

        By Mail:             By Overnight Carrier:            By Hand:



     Citibank, N.A.             Citibank, N.A.             Citibank, N.A.
    c/o Citicorp Data          c/o Citicorp Data       Corporate Trust Window
   Distribution, Inc.         Distribution, Inc.        111 Wall Street, 5th
      P.O. Box 7072             404 Sette Drive                 Floor
    Paramus, NJ 07653          Paramus, NJ 07652         New York, NY 10043

                     Facsimile for Eligible Institutions:

                                (201) 262-3240

                           To confirm by telephone:

                                (800) 422-2066

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to Golden Gate Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Elsevier Science Inc., a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 28, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

                                         _____________________________________
Number of Shares: ___________________    _____________________________________

                                               SIGNATURE(S) OF HOLDER(S)
Certificate Nos.                         Dated: ________________________, 1997
(If Available):


                                         Name(s) of Holders:
_____________________________________

_____________________________________    _____________________________________

                                         _____________________________________
Check one box if Shares will be          _____________________________________
delivered by book-entry transfer:                PLEASE TYPE OR PRINT

                                         _____________________________________
[_] The Depository Trust Company                        ADDRESS
[_] Philadelphia Depository Trust        _____________________________________
Company                                                ZIP CODE

                                         _____________________________________
Account No. _________________________         AREA CODE AND TELEPHONE NO.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agents Medallion Program the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares, into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three National Association of Securities Dealers Automated Quotation--National Market System trading days of the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depository and must deliver the Letter of Transmittal and the certificates for Shares to the Depository within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

_____________________________________    _____________________________________
            NAME OF FIRM                          AUTHORIZED SIGNATURE
_____________________________________    Name: ________________________________
               ADDRESS                            PLEASE TYPE OR PRINT
_____________________________________    ______________________________________
              ZIP CODE                                   TITLE
_____________________________________    Dated: _________________________, 1997
     AREA CODE AND TELEPHONE NO.

      DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
                SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.